Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Paragon Commercial Corporation of our report dated March 7, 2016, relating to our audits of the consolidated financial statements as of December 31, 2015 and 2014 and the years then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Elliott Davis Decosimo, PLLC

Raleigh, North Carolina
May 26, 2016